Exhibit 99.2

Freddie Mac
8200 Jones Branch Drive
McLean, VA 22102-3110

November 30, 2012

VIA OVERNIGHT DELIVERY
AND E-MAIL

Curt Culver Curt Culver
Chairman and CEO Chairman and CEO
MGIC Indemnity Corporation Mortgage Guaranty Insurance Corporation
250 East Kilbourn Avenue 250 East Kilbourn Avenue
Milwaukee, WI 53202 Milwaukee, WI 53202
Re:	Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation

Dear Mr. Culver:

This letter is in response to the request by Mortgage Guaranty Insurance Corporation (“MGIC”) an approved insurer under Freddie Mac’s Private Mortgage Insurer Eligibility Requirements (“ERs”) to use a special purpose mortgage insurer and its direct subsidiary, MGIC Indemnity Corporation (”MIC”), to write business in those jurisdictions (i) in which MGIC either has exceeded the maximum risk-to-capital ratio (“RTC”) of 25:1 or has fallen short of the Minimum Policyholders Position (“MPP”) (such states, “RTC/MPP States”), and that continue to impose the RTC or MPP requirement, notwithstanding MGIC’s diligent and good faith pursuit of a waiver or modification thereof, and as a result MGIC is prohibited from writing new insurance business in such RTC/MPP State and (ii) that do not have RTC or MPP requirements (such states, “Other States”) but have notified MGIC that it will not be permitted to write business therein on account of such Other State’s view of MGIC’s financial condition notwithstanding MGIC’s diligent and good faith pursuit of a reversal of such Other State’s view of its financial condition and as a result of which MGIC is prohibited from writing new insurance business in such Other State. Any entity writing new business for the special and limited purposes set forth in (i) and (ii) above shall be considered a “Limited Insurer”.

This letter amends in its entirety and replaces that certain letter dated January 23, 2012 to you, from Robert J. Izzo of Freddie Mac (the “January Letter”), as modified and amended by the certain letters dated August 1, 2012 and September 28, 2012 to you, from Gina Healy of Freddie Mac regarding use of MIC as a Limited Insurer.

Italicized terms herein shall have the meaning set forth in the ERs.MGIC has informed Freddie Mac that, as of November 29, 2012, MIC is writing business in eight (8) RTC/MPP States in which MGIC has breached the MPP or RTC requirements of such RTC/MPP States and not been able to secure a waiver of such compliance that was then effective. MGIC has informed Freddie Mac that it is at continued risk of noncompliance with either the RTC or MPP requirements, as applicable, imposed by the other RTC/MPP States, and may be at risk of noncompliance with financially-related requirements in the Other States.

Freddie Mac hereby conditionally approves MGIC’s utilization of its direct subsidiary, MIC, as a Limited Insurer eligible to insure mortgages purchased by Freddie Mac, subject to the limitations set forth herein and subject to continuing compliance by MGIC and MIC with the following terms and conditions:

1. MGIC must take the following actions, and/or the following actions must occur, and/or Freddie Mac must receive timely the following information and documentation and any additional information Freddie Mac requests in support of MGIC’s request to utilize a Limited Insurer:

(i)	No later than December 3, 2012, MGIC Investment Corporation (the “HC”) and HC affiliates (other than HC affiliates that are subsidiaries of MGIC) must transfer an aggregate of $100 million to MGIC in cash and cash equivalents.

(ii)	No later than December 3, 2012, MGIC must release from escrow the executed signature page of the Agreement of Compromise Settlement and Release (the “Settlement Agreement”). In each case giving effect to any extension of such dates provided by the Settlement Agreement, no later than the date expressly provided in Section 3.1 of the Settlement Agreement. MGIC must make the payment of $100 million to Freddie Mac and no later than the dates provided by such Section, make the monthly payments required by such Section.

(iii)	OCI has proposed a stipulation and order Case No. 12-C35029, copy of which is attached hereto as Exhibit A (the “2012 OCI Order”). OCI must issue and MGIC and MIC must execute a stipulation and order in the form of the 2012 OCI Order no later than December 3, 2012.

(iv)	The Office of the Commissioner of Insurance (“OCI”) issued the Stipulation and Order in Case No. 11-C3395, a copy of which is attached as Exhibit B hereto, permitting MGIC to continue to write new mortgage guaranty insurance business in the State of Wisconsin even though MGIC does not have the required MPP, subject to various conditions (such order, the “2011 OCI Order”). The 2011 OCI Order must remain in effect without modification. MGIC, MIC and the HC must at all times maintain compliance with all terms and conditions of the 2011 OCI Order. MGIC and/or MIC must notify Freddie Mac within one (1) business day if OCI terminates or modifies the 2011 OCI Order. Either (i) failure by MGIC and/or MIC and/or the HC to comply with the terms and conditions of or (ii) OCI’s termination or modification of the 2011 OCI Order shall be sole and sufficient cause for the immediate suspension of both MGIC and MIC, which suspension may be made in Freddie Mac’s sole discretion. For the avoidance of doubt, Freddie Mac considers the 2011 OCI Order and all communications between any of MGIC, MIC and the HC, on the one hand, and the OCI, on the other, regarding the terms of and compliance with the 2011 OCI Order, to be material under both the currently published version of the ERs dated January 2008 and in the currently outstanding draft of the ERs with an effective date of February 2011. MGIC and/or MIC must provide notice to Freddie Mac within five (5) business days of any written or oral communications between MGIC and/or MIC and the OCI indicating that MGIC, MIC or the HC may not be in compliance with or is at risk of noncompliance with the terms of the OCI Order.

(v)	If required by the OCI to obtain and/or pay for the OCI to obtain a report of any nature or kind from any independent third-party actuary, investment banker, or financial adviser at any time for any purpose associated with the analysis of MGIC’s and/or MIC’s financial condition or business plans as reflected in the 2011 OCI Order (“Professional’s Report”), MGIC (a) shall provide notice to Freddie Mac of the OCI’s requirement of a Professional’s Report within five (5) business days after such requirement is imposed and communicated to MGIC, and (b) provided that Freddie Mac agrees in a written release not to rely on the Professional’s Report, similar to nonreliance acknowledgements given by Freddie Mac for other financial and actuarial reports concerning MGIC, and the OCI and the preparer of the Professional’s Report agree to release it to Freddie Mac, MGIC shall furnish Freddie Mac with a copy of the Professional’s Report within (5) business days after delivery of the final version of the Professional’s Report to MGIC or if it is not furnished to MGIC, request the OCI to provide such final version to Freddie Mac.

(vi)	MGIC and/or MIC must provide copies of all materials required to be provided to OCI in connection with compliance with the 2011 OCI Order or any other requirement by OCI that MGIC or MIC provide to OCI information or documentation, including without limitation any business plan or Form D filing, regarding MGIC’s return to capital adequacy or MGIC’s and/or MIC’s plans regarding the ability of either to continue to write new mortgage guaranty insurance in the future.

(vii)	MGIC must take all actions necessary to comply with all conditions imposed by the OCI in the 2011 OCI Order and necessary to maintain OCI’s waiver of the MPP requirements set forth in Paragraph (1) thereof and all actions necessary to comply with all conditions imposed by the applicable regulatory or other bodies or officials of any of the RTC/MPP States required to obtain and to maintain the RTC/MPP waivers issued by the RTC/MPP States or to obtain a reversal, waiver or deferral of the decision by an “Other State” to prohibit MGIC from writing new business in such “Other State” due to that Other State’s view of MGIC’s financial condition.

(viii)	MGIC must notify Freddie Mac within five (5) business days of the occurrence of (a) any addition to or change in the requirements imposed by any applicable regulatory or other bodies or officials of any RTC/MPP States necessary to maintain the waiver by that RTC/MPP State of its RTC/MPP requirements or in the case of Other States, the reversal of (or deferral of or decision not to implement) the decision to prohibit MGIC from writing new business in such Other State due to its view of MGIC’s financial condition, or (b) a withdrawal or expiration of the waiver or, in the case of an Other State, a decision to reinstitute the prohibition of MGIC writing new business in the Other State after a reversal of (or deferral of or decision not to implement) such prohibition and provide copies of each communication from the applicable RTC/MPP State or Other State to MGIC regarding the same and copies of MGIC’s response. Without limiting the generality of the foregoing, Freddie Mac expects to receive all information and documentation provided by MGIC to any RTC/MPP State regarding waivers of RTC/MPP or in the case of an Other State regarding MGIC’s financial condition and MGIC’s efforts to obtain a reversal of (or deferral or decision not to implement) the prohibition imposed by the Other State at the time and in the manner provided to the applicable RTC/MPP or Other State.

(ix)	MGIC must notify Freddie Mac within three (3) days of any failure by the HC to comply with the terms of the 2011 OCI Order, including without limitation the provisions of paragraphs (5) and (6) thereof.

(x)	MIC must at all times remain the wholly-owned subsidiary of MGIC. There may be no change in the ownership or control of MIC without the prior written consent of Freddie Mac.

(xi)	During the period covered by this letter, MIC must provide MGIC access to the capital of MIC in an amount necessary for MGIC to maintain sufficient liquidity to satisfy its obligations under insurance policies issued by MGIC (the “Policies”), according to the terms and conditions of the Policies. Without limiting the generality of the condition in the previous sentence, MGIC shall provide written demand for funding to MIC at least sixty (60) days prior to the date that such funding is required, stating that such funding is required in order for MGIC to be able to satisfy its obligations under the Policies. A copy of such funding demand shall be sent to Freddie Mac and the OCI concurrently with the demand. MIC shall satisfy MGIC’s funding request within fifteen (15) days. If MGIC fails to make a funding demand deemed by Freddie Mac, in its sole discretion, to be required to satisfy MGIC’s obligations under the Policies, Freddie Mac shall make such demand to MIC and MIC shall satisfy the demand as if it had been made by MGIC, providing the funding to MGIC within fifteen (15) days. A failure by MIC to satisfy a funding demand by MGIC or, in the alternative by Freddie Mac, shall be sole and sufficient cause for the immediate suspension of both MGIC and MIC, in Freddie Mac’s sole discretion. MGIC and/or MIC shall not make request, nor shall a request be made on MGIC’s or MIC’s behalf by any other party, for assignment of any of the Policies to a Segregated Account under Wisconsin Laws Section 611.24 whether by order of a court or of OCI.. If request for segregation of the Policies is made, such request shall be the sole and sufficient basis for the immediate suspension of both MGIC and MIC in Freddie Mac’s sole discretion.

2. The conditional approval of MGIC’s use of MIC as provided herein expires at the earlier of (a) midnight on December 31, 2013 or (b) the earlier of the time at which (i) the determination in the OCI financial examination referred to in paragraph (1) of the 2012 Order occurs or (ii) MGIC fails to honor claim payments as referred to in such paragraph. This conditional approval may not be extended or renewed without the express written approval of Freddie Mac.

3. MIC may only write business (a)(i) in the RTC/MPP States continuing to impose the RTC or MPP requirements on MGIC without waiver or modification and as a result of which MGIC is prohibited from writing new business due to noncompliance with the RTC or MPP, and (ii) in the Other States that have notified MGIC that it will not be permitted to write business therein on account of such Other State’s view of MGIC’s financial condition after and notwithstanding MGIC’s diligent and good faith pursuit of a reversal or deferral of such prohibition. MGIC must also provide to Freddie Mac a copy of any notice, if any, regarding breach of any RTC/MPP State or Other State’s requirements, including any information provided by the RTC/MPP State or the Other State regarding its concern over or view of MGIC’s financial condition, provided to MGIC by the applicable RTC/MPP State or the Other State. For the avoidance of doubt, under no circumstance is MIC authorized to write new business as a Limited Insurer pursuant to this letter if MGIC is prohibited from writing new mortgage insurance business in the State of Wisconsin, for any reason.

4. MGIC shall provide to Freddie Mac, in writing, the following information, with respect to its efforts to maintain eligibility to write new mortgage guaranty insurance business in any state, including without limitation by obtaining a waiver or modification of the RTC/MPP in an RTC/MPP State or by providing information regarding its financial condition to an Other State that causes the Other State not to implement or to defer implementing a prohibition on MGIC’s ability to write new business in the state or to reverse such a prohibition previously issued (a “Reversal Request”, and represents that the information is true, accurate and complete as of the date made: (i) date re-filed request for waiver/modification or Reversal Request was made in each RTC/MPP State and/or Other State where required; (ii) date that MGIC satisfied all requests from the applicable RTC/MPP State or Other State for data and documentation in connection with the waiver/modification request or Reversal Request, if any; and (iii) MGIC’s best estimate of the date a response is anticipated from the applicable RTC/MPP State and/or Other State (collectively, “FORM A”). MGIC further agrees to update FORM A each time any of the information required in FORM A changes. Upon request, MGIC must provide Freddie Mac copies of any waiver or modification request made to a RTC/MPP State or Other State by MGIC, any supporting documentation provided to the RTC/MPP State and/or Other State by MGIC, any related response or demand for information or documentation made by the RTC/MPP State and/or Other State to MGIC related to the request and any other information Freddie Mac reasonably deems necessary to determine MGIC’s progress in obtaining waiver or modification of the RTC and MPP requirements or a Reversal Request. MGIC must continue to pursue with reasonable diligence and in good faith and take all actions to (i) obtain a waiver or modification of applicable RTC or MPP requirements in each RTC/MPP State that continues to impose those requirements on MGIC where such requirements prevent MGIC from writing new business in the state, or a Reversal Request, and (ii) to maintain such waiver or modification or Reversal Request once obtained.

5. While MIC is writing new business, MIC may not exceed a risk-to-capital ratio of 18:1. MGIC may not contribute any capital to MIC in excess of the capital that had been contributed as of February 1, 2012, unless the additional contribution is specifically approved by Freddie Mac in writing. In no event shall any additional request to contribute capital to the Limited Insurer exceed the amount sufficient to meet applicable regulatory requirements and/or maintain a risk-to-capital ratio no higher than 18:1. The existing capital in MIC as of the date of this letter and any capital MGIC subsequently seeks to obtain and obtains Freddie Mac’s approval to contribute to its Limited Insurer, MIC, is subject to repatriation of risk and supporting capital as described in Sections 9 and 10 hereof.

6. Prior to the expiration of the conditional approval of MIC granted by this letter, MGIC and/or MIC may not declare, pay or otherwise make any provision for the payment of any dividend, return of capital, capital distribution, or any other such arrangement, without Freddie Mac’s specific written approval.

7. Expenses paid by MIC to MGIC may not exceed the expenses incurred by MGIC for management and administrative services performed by MGIC for MIC allocated to MIC in accordance with established statutory accounting standards and procedures for determining an allocation between affiliated entities. The expense ratio of MIC cannot exceed 20% in any calendar year.

8. MGIC must receive approval from Wisconsin, its state of domicile, and any other state requiring approval to utilize the Limited Insurer as contemplated herein, including approval of its capitalization, if any. MIC must maintain in effect all state licenses and approvals necessary to transact business as contemplated herein. These state approvals must be submitted to Freddie Mac prior to issuance by MIC, as a Limited Insurer, of any insurance policy, certificate or commitment of insurance in the applicable state.

9. MIC must cease writing commitments for insurance at midnight on December 31, 2013. If permitted by the applicable regulatory authorities, MGIC must (i) subsume all risk written by and the related premium payable to MIC in any RTC/MPP State that waives or modifies the RTC or MPP requirement or any Other State from which MGIC obtains a Reversal Request after MIC has begun writing business in the RTC/MPP State and/or Other State such that MGIC may begin writing new business in that RTC/MPP State and/or Other State and MGIC must repatriate the capital supporting that risk or (ii) enter into a 100% quota share reinsurance transaction with, the Limited Insurer, by the end of the quarter following the quarter in which MGIC again became eligible to write business in the RTC/MPP State and/or the Other State. MGIC and MIC will each diligently use their reasonable best efforts to obtain any regulatory approvals required in order to effect such transfer or reinsurance transaction in each state where approval is required.

10. If permitted by the applicable regulatory authorities, once MGIC has maintained the applicable RTC or MPP in an RTC/MPP State for three consecutive quarters or obtains a Reversal Request from an Other State because its financial condition over three consecutive quarters is such that the Other State no longer considers MGIC’s financial condition to be of concern, all risk of MIC, the Limited Insurer, written in the applicable jurisdiction must be subsumed by and capital contributed to MIC supporting that risk repatriated to MGIC by the end of the following quarter, or MGIC must enter into a 100% quota share reinsurance transaction with the Limited Insurer by the end of the quarter following such third quarter. MGIC and MIC will diligently use their reasonable best efforts to obtain any regulatory approvals required in order to effect such risk transfer transactions in each state where approval is required.

11. No new reinsurance agreements among affiliates may be entered into and no amendments, modifications or changes to existing reinsurance agreements among affiliates will be made by MGIC or MIC prior to the expiration of this conditional approval of MIC granted by this letter, without prior written approval of Freddie Mac.

12. In the event that either MGIC or MIC becomes subject to an adverse action by Freddie Mac, both MGIC and MIC will be subject to the same adverse action in Freddie Mac’s sole discretion.

13. Except as provided herein or as otherwise provided in a specific writing signed by an officer of Freddie Mac, MGIC and MIC must comply with Freddie Mac’s ERs, as amended from time to time. Freddie Mac acknowledges that the HC, MGIC or MIC may disclose the terms of this letter to insurance regulatory authorities and as required to comply with applicable federal securities laws.

All information, data and materials furnished by MGIC to Freddie Mac pursuant to the provisions of this letter are Confidential Information of MGIC subject to the terms of that Confidentiality and Non-Disclosure Agreement effective January 19, 2006 between MGIC and Freddie Mac. Disclosure of any information to Freddie Mac by MGIC or by OCI pursuant to the provisions of this letter shall not waive any right of MGIC or OCI to confidential treatment of such information under Wis. Stat. §601.465, Wis. Adm. Code Ins §6.13 or under any similar law or regulation of any other jurisdiction.

Nothing contained in this letter constitutes a waiver by Freddie Mac of its right to determine in its sole discretion the initial or continued eligibility, or any condition imposed thereon, of any entity for approved insurer status under Freddie Mac’s ERs as amended from time to time.

Freddie Mac reserves the right to withdraw this letter and any approval granted pursuant hereto, at any time. Freddie Mac reserves all rights to discontinue or restrict approved insurer status as it deems necessary, including without limitation to take the same adverse action against both MGIC and MIC in accordance with the provisions hereof, in its sole discretion. As stated in Freddie Mac’s ERs, Freddie Mac reserves the right to modify the terms of those requirements, at any time without notice.

Sincerely,

/s/ Gina Healy
Gina Healy
Vice President, Special Asset Workout, Mortgage Insurance

Cc:
Paige Wisdom
Robert J. Izzo
Deborah Phillips
Stephen Murphy

Enclosures: Exhibit A: The 2012 OCI Order *

Exhibit B: The 2011 OCI Order **

*	For a copy of the “2012 OCI Order,” refer to Exhibit 99.1 of this Form 8-K filed with the SEC on November 30, 2012

**	For a copy of the “2011 OCI Order,” refer to Exhibit 99.2 of MGIC Investment Corporation’s

Form 8-K filed with the SEC on January 24, 2012